Exhibit 99.1

Blockbuster Provides 2009 Full Year Adjusted EBITDA Outlook

DALLAS, January 20 /PRNewswire-FirstCall/ – Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today provided an update to its adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) outlook for 2009.

Blockbuster now anticipates adjusted EBITDA for the 2009 year ended January 3, 2010 will be in the range of $195 million to $205 million, which corresponds to GAAP net loss in the range of $183 million to $193 million, excluding any impairment of goodwill and other long-lived assets. The Company is updating its expectation for its 2009 fiscal year financial results based on current information related to lower than expected results for the fourth quarter, particularly the 2009 holiday season.

“During the fourth quarter we redirected our efforts to restore top line performance, especially for the month of December as we tried to leverage the holiday season,” stated Jim Keyes, Chairman and Chief Executive Officer of Blockbuster Inc. “We increased inventory levels to support a higher in stock availability and invested in advertising to drive traffic in stores and online. In spite of these efforts, our performance during the holidays was well below expectations and anticipated adjusted EBITDA was affected, specifically in the month of December where as much as 30 percent of our full year EBITDA has historically been generated. Lower than expected international results also contributed to the change in our expectations.”

At year end, Blockbuster expects to have $247.2 million in cash and cash equivalents, which includes approximately $59 million in restricted cash for its letters of credit. On January 14, 2010 Blockbuster announced the elimination of the remaining $23.7 million of letters of credit related to Viacom, which will enhance the Company’s liquidity and reduce its restricted cash balance to approximately $35 million. The remaining portion of the Company’s restricted cash is primarily related to its workers’ compensation insurance. Looking ahead to 2010, the Company plans to further reduce costs and will remain conservative in its use of capital expenditures.

The financial information included in this press release is preliminary and subject to change. The Company is in the process of finalizing its financial results for the fourth quarter and fiscal year ended January 3, 2010, including the calculation of adjusted results and the reconciliations of other non-GAAP financial measures. Details regarding the Company’s fourth quarter and 2009 fiscal year ended January 3, 2010 financial results web cast and conference call are forthcoming.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements in this release that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. The risks and uncertainties that may affect our future results include (i) whether our operating results continue to decline, we are able to generate sufficient cash flows to meet our liquidity needs; and (ii) whether we will have sufficient cash flows from operating activities and cash on hand to service our indebtedness and finance the ongoing obligations of our business. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate.

Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The Company provides its customers with convenient access to media entertainment anywhere and any way they want it - whether in-store, by-mail, through vending and kiosks or digital download. With a highly recognized brand name and a library of over 125,000 movie and game titles, Blockbuster leverages its multi-channel presence to further build upon its leadership position in the media entertainment industry and to best serve the two million daily global customers and over 50 million annual global customers. The Company may be accessed worldwide at www.blockbuster.com.

Blockbuster Media Contact:	Blockbuster Investor Relations Contact:
Michelle Metzger	Kellie Nugent
Pierpont Communications	Director, Investor Relations
(214) 217-7300	(214) 854-4442
mmetzger@piercom.com	kellie.nugent@blockbuster.com